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Exhibit 99(d)                  Hechinger Company
                Consolidated Statements of Stockholders' Equity
                        (in thousands except share data)





                                                                Class A         Class B      Additional
                                                                 Common          Common         Paid-in        Retained
                                                                  Stock           Stock         Capital        Earnings
                                                            -----------     -----------     -----------     -----------

Balance, Jan. 30, 1993                                           $2,877          $1,348        $238,356        $237,517

Restricted stock awards, 20,000 Class A common shares                 2               -             178               -
Restricted stock awards earned, net of forfeitures                  (15)              -          (1,811)              -
Exercise of stock options including income tax benefit
  (32,519 Class A common shares were issued from the
  treasury)                                                           -               -            (180)              -
Conversions from Class B to Class A common stock                     17             (17)              -               -
Purchase of treasury stock (18,938 Class A common shares
  and 1 Class B common share)                                         -               -               -               -
Cash dividends, Class A common stock ($.16 per share)                 -               -               -          (4,587)
Cash dividends, Class B common stock ($.06 per share)                 -               -               -            (854)
Net earnings                                                          -               -               -          24,760
                                                            -----------     -----------     -----------     -----------

Balance, Jan. 29, 1994                                            2,881           1,331         236,543         256,836

Restricted stock awards earned, net of forfeitures                    -               -               -               -
Performance stock awards earned and issued                            5               -             576               -
Exercise of stock options including income tax benefit
  (92,670 Class A common shares were issued from the
  treasury)                                                           6               -             155               -
Conversions from Class B to Class A common stock                     88             (88)              -               -
Purchase of treasury stock (6,607 Class A common shares)              -               -               -               -
Adjustment to fair value of marketable securities                     -               -               -            (313)
Cash dividends, Class A common stock ($.04 per share)                 -               -               -          (1,192)
Cash dividends, Class B common stock ($.02 per share)                 -               -               -            (199)
Net earnings                                                          -               -               -           4,645
                                                            -----------     -----------     -----------     -----------

Balance, April 30, 1994                                          $2,980          $1,243        $237,274        $259,777
                                                            -----------     -----------     -----------     -----------






                                                                    Unearned        Treasury
                                                                Compensation           Stock           Total
                                                                ------------     -----------     -----------

Balance, Jan. 30, 1993                                               ($4,367)        ($1,807)       $473,924

Restricted stock awards, 20,000 Class A common shares                   (172)              -               8
Restricted stock awards earned, net of forfeitures                     2,338               -             512
Exercise of stock options including income tax benefit
  (32,519 Class A common shares were issued from the
  treasury)                                                                -             361             181
Conversions from Class B to Class A common stock                           -               -               -
Purchase of treasury stock (18,938 Class A common shares
  and 1 Class B common share)                                              -             (77)            (77)
Cash dividends, Class A common stock ($.16 per share)                      -               -          (4,587)
Cash dividends, Class B common stock ($.06 per share)                      -               -            (854)
Net earnings                                                               -               -          24,760
                                                                 -----------     -----------     -----------

Balance, Jan. 29, 1994                                                (2,201)         (1,523)        493,867

Restricted stock awards earned, net of forfeitures                       150               -             150
Performance stock awards earned and issued                                 -               -             581
Exercise of stock options including income tax benefit
  (92,670 Class A common shares were issued from the
  treasury)                                                                -           1,261           1,422
Conversions from Class B to Class A common stock                           -               -               -
Purchase of treasury stock (6,607 Class A common shares)                   -             (88)            (88)
Adjustment to fair value of marketable securities                          -               -            (313)
Cash dividends, Class A common stock ($.04 per share)                      -               -          (1,192)
Cash dividends, Class B common stock ($.02 per share)                      -               -            (199)
Net earnings                                                               -               -           4,645
                                                                 -----------     -----------     -----------

Balance, April 30, 1994                                              ($2,051)          ($350)       $498,873
                                                                 -----------     -----------     -----------








See notes to consolidated financial statements.





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